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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 16, 2002

                               -------------------

                                Kitty Hawk, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                         0-25202               75-2564006
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
       incorporation)                                        Identification No.)

    1515 West 20th Street                                          75261
      P.O. Box 612787                                            (Zip Code)
    DFW Airport, Texas
   (Address of principal
     executive offices)

       Registrant's telephone number, including area code: (972) 456-2200

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure.

General

         As previously reported, on or about May 1, 2000, Kitty Hawk, Inc. (the "Company") and all of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court"). These proceedings are being jointly administered under case No. 400-42141-BJH-11.

         On August 5, 2002, the Bankruptcy Court entered an order dated August 5, 2002 confirming the Debtors' Final Joint Plan of Reorganization dated August 2, 2002, with certain modifications (as so modified, the "Plan"). The Plan provides that the effective date of the Plan will occur on or before September 1, 2002.

         As of the date hereof, the Company is prepared to consummate the Plan immediately upon obtaining from the Department of Transportation (the "DOT") a determination that the post-confirmation ownership of the Company's common stock satisfies the statutory ownership limitations applicable to U.S. air carriers and that the reorganized Company meets the DOT's air carrier fitness requirements. The DOT has expressed concern about the amount of foreign ownership of the common stock to be issued by the Company at the effective date, and the Company is working diligently to resolve those concerns. The DOT has stated that once the foreign ownership issue is resolved, the Company will be fit to continue to hold its air carrier certificate.

         Under federal law, at least 75% of the voting stock of a U.S. air carrier must be owned or controlled by U.S. citizens. The Company's Amended and Restated Certificate of Incorporation restricts the aggregate voting power of all non-U.S.-citizen holders to 22.5% of the total of votes cast on any matter submitted to a stockholder vote. That restriction was deemed satisfactory by the DOT in previous reviews when the Company's stock was traded on NASDAQ and readily available for purchase by foreign interests.

         A significant part of the Company's Senior Secured Notes is held by investment funds that are partnerships with one or more non-U.S.-citizen limited partners, although in most cases the investment funds are controlled by U.S.-citizen general partners. The DOT is concerned that stock to be issued to those funds, which do not qualify under federal law as U.S. citizens because one or more partners are not U.S. citizens, and whose voting power is limited by the Company's Amended and Restated Certificate of Incorporation, may nevertheless exceed the amount of non-U.S. equity interest that the DOT should approve. The Company believes it will be able to successfully resolve this issue and obtain the necessary approval from the DOT by October 1, 2002.

         As a result, on September 16, 2002, the Company filed a motion (the "Motion") with the Bankruptcy Court to modify the last date on which the Plan may go effective from September 1, 2002 to October 1, 2002. A copy of the Motion is filed herewith as Exhibit 99.1. A hearing on the Motion has been set for September 26, 2002 at 1:30 p.m., Dallas, Texas time.

Forward-Looking Statements

         This report contains and incorporates forward-looking statements, including statements regarding the Company's continuing operations and business, future financial performance and financial condition. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual plans of the Company to differ materially from any future plans

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expressed or implied by such forward-looking statements. Such factors include, but are not limited to: world-wide business and economic conditions; acquisitions, recruiting and new business solicitation efforts; product demand and the rate of growth in the air cargo industry; the impact of competitors and competitive aircraft and aircraft financing availability; the ability to attract and retain new and existing customers; jet fuel prices; normalized aircraft operating costs and reliability; and regulatory actions. All forward-looking statements involve substantial risks and uncertainties beyond the Company's control. The Company undertakes no obligation to update or revise any forward-looking statements contained in the Plan or this report for events or circumstances after the date on which such forward-looking statements are made. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of businesses acquired.

         Not applicable

         (b)  Pro forma financial information.

         Not applicable

         (c)  Exhibits

         The Exhibit Index attached hereto is incorporated by reference herein.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         KITTY HAWK, INC.

Date: September 19, 2002
                                         By:    /s/  Drew Keith
                                                --------------------------------
                                         Name:  Drew Keith
                                         Title: Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
Number            Description
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99.1              Debtors' Motion to Modify Debtors' Final Joint Plan of
                  Reorganization dated as of September 16, 2002